Exhibit 20.4

MONTHLY CERTIFICATEHOLDERS' STATEMENT
RETAILERS NATIONAL BANK
TARGET CREDIT CARD MASTER TRUST
SERIES 1998-1

Pursuant to the Pooling and Servicing Agreement, dated as of September 13, 1995 (as may be amended, from time to time, the "Agreement"), as supplemented by the Series 1998-1 Supplement (as amended and Supplemented, the "Series Supplement"), each among Retailers National Bank, as Servicer, Target Receivables Corporation, as Transferor, and Norwest Bank Minnesota, National Association, as Trustee, the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date and Monthly Period is set forth below.

Monthly Period:	April 2000
Distribution Date:	May 25, 2000
No. of Days in Period:	28

A.	ORIGINAL DEAL PARAMETERS
(a)	Class A Initial Invested Amount	$400,000,000.00	76.50%
(b)	Class B Initial Invested Amount	122,875,817.00	23.50%

(c)	Total Initial Invested Amount	$522,875,817.00

(d)	Class A Certificate Rate	5.90%
(e)	Class B Certificate Rate	0.00%
(f)	Servicing Fee Rate	2.00%
(g)	Discount Percentage	0.00%

I.	RECEIVABLES IN THE TRUST

(a)	Beginning of the Period Principal Receivables	$2,392,853,804.03
(b)	Beginning of the Period Finance Charge Receivables	64,455,789.96
(c)	Beginning of the Period Discounted Receivables	-

(d)	Beginning of the Period Total Receivables (a + b + c)	$2,457,309,593.99

(e)	Removed Principal Receivables	$-
(f)	Removed Finance Charge Receivables	-

(g)	Removed Total Receivables (e + f)	$-

(h)	Supplemental Principal Receivables	$-
(i)	Supplemental Finance Charge Receivables	-

(j)	Supplemental Total Receivables (h + i)	$-

(k)	End of Period Principal Receivables	$2,362,746,754.75
(l)	End of Period Finance Charge Receivables	65,768,819.27
(m)	End of Period Discounted Receivables	-

(n)	End of Period Total Receivables (k + l + m)	$2,428,515,574.02

MONTHLY CERTIFICATEHOLDERS' STATEMENT
RETAILERS NATIONAL BANK
TARGET CREDIT CARD MASTER TRUST
SERIES 1998-1

II.	INVESTED AMOUNTS AND ALLOCATION PERCENTAGES

(a)	Class A Initial Invested Amount	$400,000,000.00	76.50%
(b)	Class B Initial Invested Amount	122,875,817.00	23.50%

(c)	Total Initial Invested Amount (a + b)	$522,875,817.00
(d)	Class A Invested Amount (a - (X.a))	$400,000,000.00	76.50%
(e)	Class B Invested Amount (b - (X.e))	122,875,817.00	23.50%

(f)	Total Invested Amount (d + e)	$522,875,817.00
(g)	Class A Adjusted Invested Amount (a - (X.a)-(III.f))	$400,000,000.00	76.50%
(h)	Class B Invested Amount (b - (X.e))	122,875,817.00	23.50%

(i)	Total Adjusted Invested Amount (g + h)	$522,875,817.00
(j)	Floating Allocation Percentage	21.85%
(k)	Class A Floating Allocation Percentage	16.72%
(l)	Class B Floating Allocation Percentage	5.14%
(m)	Principal Allocation Percentage	21.85%
(n)	Class A Principal Allocation Percentage	16.72%
(o)	Class B Principal Allocation Percentage	5.14%
(p)	Servicing Fee	$871,459.70
(q)	Investor Defaulted Amount (j * (IV.(m)))	$2,696,306.86
III.	TRANSFEROR'S INTEREST, RETAINED INTEREST, SPECIAL FUNDING
	ACCOUNT, AND PRINCIPAL FUNDING ACCOUNT

(a)	Transferor's Amount (end of month)	$1,152,093,126.66
(b)	Required Retained Transferor Amount (end of month)	$47,254,935.10
(c)	Required Principal Balance (end of month)	$1,210,653,628.10
(e)	Funds on deposit in Special Funding Account (end of month)	$-
(f)	Principal on deposit in Principal Funding Account (beginning of month)	$-
(g)	Principal on deposit in Principal Funding Account (end of month)	$-

MONTHLY CERTIFICATEHOLDERS' STATEMENT
RETAILERS NATIONAL BANK
TARGET CREDIT CARD MASTER TRUST
SERIES 1998-1

IV.	PERFORMANCE SUMMARY

	COLLECTIONS:
(a)	Collections of Principal Receivables	$404,479,785.91
(b)	Collections of Finance Charge Receivables (from cardholder payments)	47,845,916.65
(c)	Collections of Finance Charge Receivables (from merchant fees, deferred billing fees, collection account interest)	7,814,946.54
(d)	Collections of Discount Option Receivables	0.00
(e)	Total Finance Charge Collections (b + c + d)	$55,660,863.19

(f)	Total Collections (a + e)	$460,140,649.10

	DELINQUENCIES AND LOSSES:
(g)	2 missed payments	$46,206,594
(h)	3 missed payments	27,932,320
(i)	4 or more missed payments	63,665,056

(j)	Total delinquencies (g + h + i)	$137,803,971

(k)	Gross Charge-Offs during the month	$17,226,011.17
(l)	Recoveries during the month	$4,886,813.40
(m)	Net Charge-Offs during the month (k - l)	$12,339,197.77
V	NON-U.S. ACCOUNTS

(a)	Non-US Accounts at end of month	123,609
(b)	as a percentage of total (a / c)	0.38%
(c)	Total number of Accounts in Trust (at end of month)	32,787,286

MONTHLY CERTIFICATEHOLDERS' STATEMENT
RETAILERS NATIONAL BANK
TARGET CREDIT CARD MASTER TRUST
SERIES 1998-1

VI	AVAILABLE SERIES 1998-1 FINANCE CHARGE COLLECTIONS AND APPLICATION OF FUNDS

(a)	Floating Allocation Percentage of Collections of Finance Charge Receivables	$12,162,765.34
(b)	Investment earnings on Principal Funding Account	-
(c)	Investment earnings in Reserve Account deposited in the Collection Account	-
(d)	Closing Date deposit into the Collection Account	-

(e)	Available Series 1998-1 Finance Charge Collections (a + b + c + d)	$12,162,765.34
(i)	Class A Interest	1,966,666.67
(ii)	Servicing Fee	871,459.70
(iii)	Class A Investor Defaulted Amount ((IV.m * (II.k))	2,062,674.74
(iv)	Class B Investor Defaulted Amount ((IV.m * (II.l ))	633,632.11
(v)	Adjustment Payment Shortfalls	-
(vi)	Reimbursement of Class A Investor Charge-Offs	-
(vii)	Reimbursement of Class B Investor Charge-Offs and Reallocated Class B Principal Collections	-
(viii)	Class B Interest	-
(ix)	Reserve Account	-
(x)	Excess Finance Charge Collections (e-i-ii-iii-iv-v-vi-vii-viii-ix)	$6,628,332.12

MONTHLY CERTIFICATEHOLDERS' STATEMENT
RETAILERS NATIONAL BANK
TARGET CREDIT CARD MASTER TRUST
SERIES 1998-1

VII	YIELD and BASE RATE

Base Rate
(a)	Base Rate (current month)	6.51%
(b)	Base Rate (prior month)	6.51%
(c)	Base Rate (2 months ago)	6.51%
(d)	3 Month Average Base Rate	6.51%
Portfolio Yield
(e)	Portfolio Yield (current month)	23.28%
(f)	Portfolio Yield (prior month)	23.76%
(g)	Portfolio Yield (2 months ago)	23.12%
(h)	3 Month Average Portfolio Yield	23.39%
VIII	PORTFOLIO PERFORMANCE RATES

(a)	Net Charge-Offs (annualized % of Principal Receivables at beginning of period)	6.63%
(b)	Monthly Payment Rate (% of Total Receivables at beginning of period (adjusted for number of days in period))	19.72%
(c)	Trust Portfolio Yield (annualized)	29.91%
(d)	Portfolio Yield (3 month average (annualized))	23.39%
(e)	Base Rate (3 month average)	6.51%
(f)	Excess Finance Charge Collections % (d - e)	16.87%

MONTHLY CERTIFICATEHOLDERS' STATEMENT
RETAILERS NATIONAL BANK
TARGET CREDIT CARD MASTER TRUST
SERIES 1998-1

IX	PRINCIPAL COLLECTIONS

(a)	Class A Principal Allocation Percentage	16.72%
(b)	Class A Principal	$-
(c)	Class B Principal Allocation Percentage	5.14%
(d)	Class B Principal	$-
(e)	Total Principal (b + d)	$-
(f)	Reallocated Principal Collections	$-
(g)	Shared Principal Collections allocable from other Series and Participation	$-
X	INVESTOR CHARGE-OFFS

CLASS A INVESTOR CHARGE-OFFS
(a)	Class A Investor Charge-Offs	$-
(b)	Class A Investor Charge-Offs per $1,000 original certificate principal amount	$-
(c)	Total amount reimbursed in respect of Class A Investor Charge-Offs	$-
(d)	The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount after giving effect to all transactions on such Distribution Date.	$-
CLASS B INVESTOR CHARGE-OFFS
(e)	Class B Investor Charge-Offs	$-
(f)	Class B Investor Charge-Offs per $1,000 original certificate principal amount	$-
(g)	Total amount reimbursed in respect of Class B Investor Charge-Offs	$-
(h)	The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount after giving effect to all transactions on such Distribution Date.	$-
XI	AMORTIZATION

(a)	Class A Accumulation Period Length (months)	12
(b)	Controlled Accumulation Amount	$33,333,333.34
(c)	Deficit Controlled Accumulation Amount	$-
(d)	Total Principal on deposit in Principal Funding Account for the benefit of Class A Certificateholders (end of month)	$-
RETAILERS NATIONAL BANK, as servicer
By: /s/ Thomas A. Swanson
Name: Thomas A. Swanson
Title: Vice President & Cashier